IntelGenx Reports First Quarter 2016 Financial Results

Saint Laurent, Quebec, May 10, 2016 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (the “Company” or “IntelGenx”) today reported its first quarter 2016 financial results for the three-month period ended March 31, 2016. All amounts are in U.S. Dollars unless otherwise stated. The Company will host a conference call to provide a corporate update on Thursday, May 12th at 9:00 a.m. ET. Details of the conference call and webcast are listed below in this release.

2016 First Quarter Financial Highlights:

•	Revenues reached $818 thousand, an increase of 31% over the same period last year
•	Net comprehensive loss was ($707 thousand), compared to a net comprehensive loss of ($377 thousand) over the same period last year
•	Adjusted EBITDA loss was ($556 thousand), compared to adjusted EBITDA of $51 thousand over the same period last year
•	Cash and cash equivalents totaled $2.1 million as at March 31, 2016

Recent Operational Highlights:

•	Net sales of Forfivo XL® in the first quarter of 2016 increased by 39% to $2.5 million ($4.9 million gross) compared to net sales of $1.8 million ($3.3 million gross) over the same period last year
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Submitted a patent application with the U.S. patent office for an oral film dosage form containing Loxapine for the treatment of anxiety and aggression in patients suffering from schizophrenia or bipolar 1 disorder

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Granted from the USPTO a patent protecting Rizaport™, an oral thin film formulation of Rizatriptan benzoate for the treatment of acute migraines. This patent protects the composition of Rizaport™ and will be listed in the Orange Book upon approval of the product by the FDA

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Announced a development and commercialization term sheet with a global pharmaceutical company for up to three products. If entered into, IntelGenx expects the definitive agreement to be finalized in the second quarter of 2016

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Signed a commercialization term sheet for RizaportTM with Grupo Juste for Spain and additional potential territories. If entered into, IntelGenx expects the definitive agreement to be finalized in the second quarter of 2016

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Construction was successfully completed on the new state-of-the-art manufacturing and laboratory facilities which are expected to be fully operational by 2017. All of the new manufacturing equipment has been delivered and is being installed

“We made significant progress to start the year with the clear goal of transforming IntelGenx into a global leader of innovative pharmaceutical oral film development and manufacturing,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “Several key initiatives were successfully achieved with the completion of the construction of our state-of-the-art manufacturing facilities, the strengthening of our management team and the execution of two commercialization term sheets for a total of four products. The new team has been working hard together to build on each other’s strengths in laying out IntelGenx’ foundation for long-term growth. We very much look forward to communicating with shareholders on the future success of the organization.”

Financial Results:

Total revenues for the three-month period ended March 31, 2016 amounted to $818 thousand, representing an increase of $193 thousand or 31% compared to $625 thousand for the three-month period ended March 31, 2015. The increase for the three-month period ended March 31, 2016 compared to last year’s corresponding period is mainly attributable to the attainment of milestones, totaling $3 million from which $2.67 million was recorded in the last fiscal year and $333 thousand in the first quarter of 2016.

Operating costs and expenses were $1.5 million for the three-month period ended March 31, 2016 compared to $610 thousand for the corresponding period of 2015. The increase for the three-month period ended March 31, 2016 is mainly attributable to an increase in Research and Development expenses of $364 thousand and Selling, General and Administrative of $498 thousand.

For the first quarter of 2016, the Company generated an operating loss of ($706 thousand) compared to an operating gain of $15 thousand for the comparable period of 2015.

Net comprehensive loss was ($707 thousand) or ($0.01) on a basic and diluted per share basis for the first quarter of 2016 compared to a net comprehensive loss of ($377 thousand) or ($0.00) on a basic and diluted per share basis for the comparable period of 2015.

Cash on hand as at March 31, 2016 was $2.1 million, representing a decrease of ($798 thousand) compared with the balance of $2.9 million as at December 31, 2015. The decrease in cash relates to the comprehensive loss incurred in the first quarter.

Conference Call Notice:

IntelGenx will host a conference call to discuss its first quarter results on Thursday, May 12, 2016 at 9:00 a.m. ET. The dial-in number for the conference call is 1-877-201-0168 (Canada and United States) or (647) 788-4901 (International), conference ID 10318545. The call will be audio-cast live and archived for twelve months at: www.intelgenx.com.

About IntelGenx:

IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. Forfivo XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCl 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Edward Miller
Director, Investor Relations and Corporate Communications IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com